EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

We, Don H. Barden, President and Chief Executive Officer, and Jon S. Bennett, Vice President and Chief Financial Officer of The Majestic Star Casino, LLC and The Majestic Star Casino Capital Corp. (collectively, the "Registrant") certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)
The Quarterly Report on Form 10-Q of the Registrant for the quarter ended March 31, 2006 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: May 15, 2006

/s/ Don H. Barden
Don H. Barden
Chairman, President and Chief Executive Officer
The Majestic Star Casino, LLC and
The Majestic Star Casino Capital Corp.

 /s/ Jon S. Bennett
Jon S. Bennett
Vice President and Chief Financial Officer
The Majestic Star Casino, LLC and
The Majestic Star Casino Capital Corp.